UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

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FINTECH ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-37986	47-4219082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 13, 2017, FinTech Acquisition Corp. II (the “Company”) announced that the holders of the Company’s units (“Units”) may elect to separately trade their securities included in the Units commencing on March 13, 2017. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant (a “Warrant”). Each whole Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Company will not issue fractional Warrants upon the separation of Units and only whole Warrants will trade. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “FNTEU” and each of the underlying shares of Common Stock and the Warrants are expected to trade on the Nasdaq Capital Market under the symbols “FNTE” and “FNTEW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017

FINTECH ACQUISITION CORP. II

By:	/s/ James J. McEntee, III
Name: Title:	James J. McEntee, III President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2017.

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